     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 12, 1997


                                                 REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                                 ARISTAR, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                    DELAWARE
                            (STATE OF INCORPORATION)

                                   95-4128205
                    (I.R.S. EMPLOYER IDENTIFICATION NUMBER)

                             8900 GRAND OAK CIRCLE
                           TAMPA, FLORIDA 33637-1050
                                 (813) 632-4500
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                             STEPHEN F. ADAMS, ESQ.
                      GREAT WESTERN FINANCIAL CORPORATION
                              9200 OAKDALE AVENUE
                          CHATSWORTH, CALIFORNIA 91311
                                 (818) 775-3391
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                                WITH A COPY TO:

                              ROBIN L. SPEAR, ESQ.
                      WINTHROP, STIMSON, PUTNAM & ROBERTS
                             ONE BATTERY PARK PLAZA
                            NEW YORK, NEW YORK 10004
                              JOHN E. RILEY, ESQ.
                           SIMPSON THACHER & BARTLETT
                              425 LEXINGTON AVENUE
                            NEW YORK, NEW YORK 10017

                            ------------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this registration statement as determined by market conditions.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                            ------------------------
                        CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------
                                                                       Proposed
Title of each class               Amount      Proposed maximum          maximum         Amount of
of securities to be               to be        offering price          aggregate      registration
registered                      registered       per unit(1)      offering price (1)     fee(3)
---------------------------------------------------------------------------------------------------
  Debt Securities...........   $800,000,000        100%(2)          $800,000,000(2)     $242,425

================================================================================

(1) Estimated solely for the purpose of computing the registration fee.

(2) Exclusive of accrued interest, if any.

(3) Pursuant to Rule 429 under the Securities Act of 1933, the prospectus filed as part of this Registration Statement will be used as a combined prospectus in connection with this Registration Statement and Registration Statement No. 33-58361. An aggregate of $50,000,000 of Debt Securities is being carried forward from Registration Statement No. 33-58361 for which a fee of $17,242 was previously paid in connection therewith.
                            ------------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
================================================================================

     Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

                   SUBJECT TO COMPLETION, DATED JUNE 12, 1997

PROSPECTUS

                                  $850,000,000

                                  ARISTAR LOGO

                                DEBT SECURITIES
                            ------------------------

     Aristar, Inc. (the "Company") may offer from time to time up to $850,000,000 aggregate principal amount of its debt securities (the "Debt Securities"). The Debt Securities may be senior Debt Securities (the "Senior Debt Securities") or subordinated Debt Securities (the "Subordinated Debt Securities"). The Debt Securities will be offered in one or more separate series in amounts, at prices and on terms to be determined at the time of offering. See "Plan of Distribution."

     The Debt Securities may be issued in registered form without coupons or in bearer form with or without coupons. In addition, all or a portion of the Debt Securities may be issued in temporary or definitive global form. Debt Securities which are Book-Entry Securities (as defined herein) will be issued in global registered form. Debt Securities in bearer form are subject to United States tax law requirements, and, subject to certain exceptions, may not be offered, sold or delivered within the United States or to United States persons (each as defined herein).

     The specific designation, aggregate principal amount, authorized denominations, maturity, rate (or method of determining the same) and time of payment of interest, if any, any redemption or repurchase terms, any listing on a securities exchange, the initial public offering price, the names of, and the principal amounts to be purchased by or through, underwriters, dealers or agents, if any, the compensation of such persons and other special terms in connection with the offering and sale of the series of Debt Securities in respect of which this Prospectus is being delivered (the "Offered Securities") are set forth in the accompanying Prospectus Supplement (the "Prospectus Supplement").

     The Senior Debt Securities, when issued, will rank on a parity with all other unsecured and unsubordinated indebtedness of the Company. The Subordinated Debt Securities, when issued, will be unsecured and subordinated to all present and future Senior Debt (as defined herein) of the Company, will rank on a parity with all other Subordinated Debt (as defined herein) of the Company, and will be senior to the Company's common stock.

                            ------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
    EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
       SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
         COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
             PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.

                            ------------------------

June   , 1997

     NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THIS OFFERING OTHER THAN THOSE CONTAINED IN, OR INCORPORATED BY REFERENCE IN, THIS PROSPECTUS OR THE PROSPECTUS SUPPLEMENT, AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY AGENT, UNDERWRITER OR DEALER. THIS PROSPECTUS AND THE PROSPECTUS SUPPLEMENT DO NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE DEBT SECURITIES IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION. THE DELIVERY OF THIS PROSPECTUS OR THE PROSPECTUS SUPPLEMENT AT ANY TIME DOES NOT IMPLY THAT THE INFORMATION CONTAINED HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THEIR RESPECTIVE DATES.
                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and, in accordance therewith, files reports and other information with the Securities and Exchange Commission (the "Commission"). Such reports and other information can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Regional Offices of the Commission at 500 West Madison Street, 14th Floor, Chicago, Illinois 60661, and 7 World Trade Center, 13th Floor, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants, like the Company, that file electronically with the Commission at the following address: http://www.sec.gov. Certain debt securities of the Company are listed on the New York Stock Exchange, and reports and other information concerning the Company can be inspected at the offices of such exchange at 20 Broad Street, New York, New York 10005. This Prospectus does not contain all of the information set forth in the Registration Statement on Form S-3 and the exhibits thereto which the Company has filed with the Commission under the Securities Act of 1933, as amended, and to which reference is hereby made for further information.

     Each of the Indentures (as defined herein) pursuant to which the Debt Securities are being issued requires the Company to file reports under the 1934 Act. Quarterly and annual reports will be made available upon request of holders of the Debt Securities, which annual reports will contain financial information that has been examined and reported upon by, with an opinion expressed by, an independent public or certified public accountant.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents, which have heretofore been filed by the Company with the Commission pursuant to the 1934 Act (File No. 1-3521), are incorporated by reference in this Prospectus and shall be deemed to be a part hereof:

        (1) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996;

        (2) The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1997; and

        (3) The Company's Current Report on Form 8-K dated December 31, 1996 (filed on January 13, 1997), as amended by the Company's Current Report on Form 8-K/A (filed on March 14, 1997).

     All documents filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act subsequent to the date of this Prospectus and prior to the termination of the offering made by this Prospectus and the accompanying Prospectus Supplement shall be deemed to be incorporated herein by reference and shall be deemed to be a part hereof from the date of filing of such documents (such documents, and the documents enumerated above, being herein referred to as "Incorporated Documents"; provided, however, that the documents enumerated above and documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act prior to the filing with the Commission of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997 shall not be Incorporated Documents or be incorporated by reference in this Prospectus or be a part hereof from and after the filing of such Annual Report on Form 10-K).

     Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for all purposes to the extent that a statement contained herein or in any other subsequently filed Incorporated Document or in an accompanying Prospectus Supplement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as modified or superseded, to constitute a part of this Prospectus.

     The Company hereby undertakes to provide without charge to each person, including any beneficial owner, to whom a copy of this Prospectus has been delivered, on the written or oral request of such person, a copy of any or all of the Incorporated Documents, other than exhibits to such documents. Requests for such copies should be directed to Aristar, Inc., Office of the Chief Financial Officer, 8900 Grand Oak Circle, Tampa, Florida 33637-1050, telephone number: (813) 632-4500.

                                  THE COMPANY

     The Company, incorporated in Delaware in 1986 as a successor to a company incorporated in 1927, is a holding company headquartered in Tampa, Florida whose subsidiaries are engaged in the consumer financial services business. All of the Company's equity securities are owned indirectly by Great Western Financial Corporation ("Great Western"). Great Western is the parent of a group of companies engaged primarily in mortgage lending, retail banking and consumer financial services. On March 6, 1997, Great Western and Washington Mutual, Inc. ("Washington Mutual"), a financial services company, announced that they had entered into an Agreement and Plan of Merger providing for the merger of Great Western with and into a wholly-owned subsidiary of Washington Mutual (the "Merger"). Subject to the satisfaction or waiver of certain conditions, including the receipt of necessary shareholder and regulatory approvals, it is anticipated that the Merger will be consummated in the third quarter of 1997. Following the Merger, the Company would be an indirect subsidiary of Washington Mutual.

     The operations of the Company consist principally of a network of approximately 500 branch offices located in 23 states, primarily in the southeastern United States and in California. These offices generally operate under the names Blazer Financial Services, City Finance Company and First Community Financial Services.

     The Company makes direct consumer installment loans and purchases retail installment contracts from local retail establishments. These consumer credit transactions are primarily for personal, family or household purposes. The Company also engages in the industrial banking business through subsidiaries in Colorado and Utah. In addition to making direct consumer installment loans and purchasing retail installment contracts, these subsidiaries also take customers' savings deposits. Installment loans written in 1996 had original terms ranging from 12 to 360 months and averaged 72 months. For the year ended December 31, 1996, 59% of the volume of all installment loans was either unsecured or secured by guarantors, luxury consumer goods, automobiles or other personal property, with the remaining 41% being secured by real estate. Retail installment contracts are generally acquired without recourse to the originating merchant. These contracts are typically written with original terms from 3 to 60 months and for 1996 had an average original term of 26 months. The Company calculates delinquencies on its consumer finance portfolio as the percentage of the gross amount of accounts which are 60 days or more past due based on the accounts' original contractual terms. At December 31, 1996, such contractual delinquencies amounted to 2.5% of gross receivables outstanding.

     The principal executive offices of the Company are located at 8900 Grand Oak Circle, Tampa, Florida 33637-1050. Its telephone number is (813) 632-4500.

                                USE OF PROCEEDS

     Except as may be set forth in the Prospectus Supplement, the net proceeds available to the Company from the sale of the Debt Securities will be used to reduce borrowings of the Company (including outstanding commercial paper) and for general corporate purposes.

     The precise amount and timing of sales of the Debt Securities will be dependent on market conditions and the availability and cost of other funds to the Company. The Company expects that additional long-term and short-term financing will be required from time to time. Such financing may be effected through such means as the Company deems appropriate at the time. The amount and timing of further financing cannot now be determined.

                       RATIO OF EARNINGS TO FIXED CHARGES

     The following table sets forth the ratio of earnings to fixed charges for the Company for each of the periods indicated. Earnings consist of income from continuing operations before income taxes and, in 1992, before the cumulative effect of a change in accounting principle, plus fixed charges. Fixed charges consist of interest and debt expense and an appropriate portion of rentals.

                                                           THREE MONTHS
                                                              ENDED
             YEAR ENDED DECEMBER 31,                        MARCH 31,
-------------------------------------------------        ----------------
1992       1993       1994       1995       1996         1996       1997
-----      -----      -----      -----      -----        -----      -----
 1.83       1.90       1.96       1.91       1.80         1.79       1.55

                         DESCRIPTION OF DEBT SECURITIES


     Senior Debt Securities may be issued from time to time under an Indenture
dated as of       , 1997 (the "Senior Indenture") between the Company and First
Union National Bank, as Trustee (the "Senior Trustee"). Subordinated Debt Securities may be issued from time to time under an Indenture dated as of
          , 1997 (the "Subordinated Indenture") between the Company and First Union National Bank, as Trustee (the "Subordinated Trustee"). The Senior Indenture and the Subordinated Indenture are sometimes referred to collectively as the "Indentures" and individually as an "Indenture". The Senior Trustee and the Subordinated Trustee are sometimes referred to collectively as the "Trustees" and individually as a "Trustee". The forms of the Indentures are filed as exhibits to the Registration Statement. Each of the Indentures incorporates the Company's Standard Multiple-Series Indenture Provisions (the "Standard Provisions") the form of which is also filed as an exhibit to the Registration Statement. The following are brief summaries of certain provisions of each Indenture and are subject to the detailed provisions of such Indenture, to which reference is hereby made for a complete statement of such provisions. Capitalized terms used herein and not otherwise defined are used with the meanings ascribed thereto in the Standard Provisions.


GENERAL

     Each Indenture does not limit the aggregate principal amount of Debt Securities which may be issued thereunder and provides that Debt Securities may be issued from time to time in one or more series. The Debt Securities will be unsecured general obligations of the Company.

     Neither Great Western, the Company's ultimate parent, nor any of Great Western's other subsidiaries have (i) any obligation, direct or otherwise, with respect to the Debt Securities, (ii) any obligation to maintain the net worth of the Company or (iii) any agreement with respect to the continuation of the present ownership of the Company.

     The Debt Securities may be issued in fully registered form without coupons ("Registered Securities") or in bearer form with or without coupons ("Bearer Securities") or in the form of one or more global securities (each a "Global Security"). Registered Securities which are book-entry securities ("Book-Entry Securities") will be issued as registered Global Securities. Bearer Securities may be issued in the form of temporary or definitive Global Securities. Unless otherwise provided in the Prospectus Supplement, the Debt Securities will be only Registered Securities. The Debt Securities will be issued, unless otherwise provided in the Prospectus Supplement, in denominations of $1,000 or an integral multiple thereof for Registered Securities, and in denominations of $5,000 or an integral multiple thereof for Bearer Securities.

     The Prospectus Supplement describes the following terms of the Offered
Securities: (1) the title of the Offered Securities; (2) whether the Offered Securities are Senior Debt Securities or Subordinated Debt Securities; (3) the percentage of principal amount at which the Offered Securities will be issued;
(4) any limit on the aggregate principal amount of the Offered Securities; (5) the date or dates on which the Offered Securities will mature and the amount or amounts of any installment of principal payable on such dates; (6) the rate or rates (which may be fixed or variable) per annum at which the Offered Securities will bear interest, if any, or the method of determining such rate or rates and the date or dates from which such interest, if any, will accrue; (7) the date or dates on which interest, if any, on the Offered Securities will be payable and the regular record dates for such payment dates; (8) the terms for redemption, repurchase or early payment, if any, including any mandatory or optional sinking fund or analogous provisions;
(9) the principal amount of Offered Securities which bear no interest or interest at a rate which at the time of issuance is below market rates that is payable upon declaration of acceleration of the maturity of the Offered Securities; (10) whether the Offered Securities will be issued in registered form without coupons, in bearer form with or without coupons, including temporary and definitive global form, or a combination thereof and the circumstances, if any, upon which such Offered Securities may be exchanged for Offered Securities issued in a different form; (11) whether the Offered Securities are to be issued in whole or in part in the form of one or more Global Securities and, if so, the identity of the depositary for such Global Security or Securities; (12) whether and under what circumstances the Company will pay additional amounts to any Holder of Offered Securities who is not a United States person (as defined under "-- Limitations on Issuance of Bearer Securities") in respect of any tax, assessment or other governmental charge required to be withheld or deducted and, if so, whether the Company will have the option to redeem rather than pay any additional amounts; (13) any additional covenants for the benefit of the holders of the Offered Securities; and (14) certain other terms, including the ability of the Company to satisfy and discharge its obligations under the Indenture with respect to the Offered Securities.

     No service charge will be made for any transfer or exchange of the Debt Securities but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     Debt Securities of a single series may be issued at various times with different maturity dates and different principal repayment provisions, may bear interest at different rates, may be issued at or above par or with an original issue discount, and may otherwise vary, all as provided in the Indentures.

     Federal income tax consequences and other special considerations applicable to any Debt Securities issued with original issue discount or above par will be described in the Prospectus Supplement relating thereto.

STATUS OF SENIOR DEBT SECURITIES

     The Senior Debt Securities will be unsecured and unsubordinated general obligations of the Company and will rank on a parity with all other unsecured and unsubordinated indebtedness of the Company.

SUBORDINATION OF SUBORDINATED DEBT SECURITIES

     Payment of the principal of (and premium, if any) and interest, if any, on the Subordinated Debt Securities will be subordinate and junior in right of payment to the prior payment in full of all Senior Debt (as defined herein). At April 30, 1997, Senior Debt aggregated approximately $1,658,000,000. The Subordinated Indenture does not limit or restrict the Company's ability to incur additional Senior Debt, but certain other debt instruments of the Company contain such limitations.

     In the event of any sale pursuant to any judgment or decree in any proceeding by or on behalf of any Holder, or of any distribution, division or application of all or any part of the assets of the Company to its creditors by reason of any liquidation, dissolution or winding up of the Company or any receivership, insolvency, bankruptcy or similar proceeding relative to the Company or its debts or properties, then the holders of Senior Debt shall be preferred in the payment of their claims over the holders of the Subordinated Debt Securities, and such Senior Debt shall be satisfied in full before any payment or other distribution (other than securities which are subordinate and junior in right of payment to the payment of all Senior Debt then outstanding) shall be made upon the Subordinated Debt Securities. In the event that any Subordinated Debt Security is declared or becomes due and payable before its maturity because of an occurrence of an event of default (under circumstances not described in the preceding sentence), no amount shall be paid in respect of the Subordinated Debt Securities in excess of current interest payments, except sinking fund payments or at maturity, unless all Senior Debt then outstanding shall have been paid in full or payments satisfactory to the holders thereof provided therefor. During the continuance of any default on Senior Debt, no payments of principal, sinking fund, interest or premium shall be made with respect to any Subordinated Debt Security if either (i) notice of default has been given to the Company, provided judicial proceedings are commenced in respect thereof within 120 days, or (ii) judicial proceedings shall be pending in respect of such default. In the event that any Subordinated Debt Security is declared or becomes due and payable before maturity, each holder of Senior Debt shall be entitled to notice of same and shall be entitled to declare payable on demand any Senior Debt outstanding to such holder.

     "Debt" is defined in the Subordinated Indenture to include all indebtedness of the Company or any Consolidated Subsidiary representing money borrowed, except indebtedness owed to the Company by any Consolidated Subsidiary or owed to any Consolidated Subsidiary by the Company or any other Consolidated Subsidiary, and includes indebtedness of any other person for money borrowed when such indebtedness is guaranteed by the Company or any Consolidated Subsidiary. The term "Debt" shall be deemed to include the liability of the Company or any Consolidated Subsidiary in respect of any investment or similar certificate, except to the extent such certificates are pledged by purchasers as collateral for, and are offset by, receivables. "Senior Debt" is defined to mean all Debt except Subordinated Debt. "Subordinated Debt" is defined to mean the Company's 8.875% Senior Subordinated Notes Due 1998, the Company's 7 1/2% Senior Subordinated Notes Due 1999 and any other Debt which is subordinate and junior in right of payment to any other Debt by the terms of the instrument creating or evidencing such Subordinated Debt.

     Subordinated Debt Securities will rank on a parity with all other Subordinated Debt. Subordinated Debt Securities are senior to the Company's common stock and will be senior to any other class of capital stock which may be authorized.

EXCHANGE, REGISTRATION AND TRANSFER

     Registered Securities (other than Book-Entry Securities) of any series will be exchangeable for other Registered Securities of the same series and of a like aggregate principal amount and tenor of different authorized denominations. In addition, if Debt Securities of any series are issuable as both Registered Securities and Bearer Securities, at the option of the Holder and subject to the terms of the Indenture, Bearer Securities (with all unmatured coupons, except as provided below, and all matured coupons in default) of such series will be exchangeable into Registered Securities of the same series of any authorized denominations and of a like aggregate principal amount and tenor. Bearer Securities with coupons appertaining thereto surrendered in exchange for Registered Securities between a Regular Record Date or a Special Record Date and the relevant date for payment of interest shall be surrendered without the coupon relating to such date for payment of interest and interest due on such date will not be payable in respect of the Registered Security issued in exchange for such Bearer Security, but will be payable only to the Holder of such coupon when due in accordance with the terms of the applicable Indenture. Bearer Securities will not be issued in exchange for Registered Securities.

     Debt Securities may be presented for exchange as provided above, and Registered Securities (other than Book-Entry Securities) may be presented for registration of transfer (with the form of transfer endorsed thereon duly executed), at the office of the Security Registrar or at the office of any transfer agent designated by the Company for such purpose with respect to any series of Debt Securities and referred to in the Prospectus Supplement, without service charge and upon payment of any taxes and other governmental charges as described in the applicable Indenture. Such transfer or exchange will be effected upon the Security Registrar or such transfer agent, as the case may be, being satisfied with the documents of title and identity of the person making the request. The Company has appointed the Trustee under each Indenture as Security Registrar. If a Prospectus Supplement refers to any transfer agents (in addition to the Security Registrar) initially designated by the Company with respect to any series of Debt Securities, the Company may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts, except that, if Debt Securities of a series are issuable solely as Registered Securities, the Company will be required to maintain a transfer agent in each Place of Payment for such series and, if Debt Securities of a series are issuable as Bearer Securities, the Company will be required to maintain (in addition to the Security Registrar) a transfer agent in a Place of Payment for such series located in Europe. The Company may at any time designate additional transfer agents with respect to any series of Debt Securities.

     In the event of any redemption in part, the Company shall not be required to: (i) issue, register the transfer of or exchange Debt Securities of any series during a period beginning at the opening of business 15 days before any selection of Debt Securities of that series to be redeemed and ending at the close of business on (a) if Debt Securities of the series are issuable only as Registered Securities, the day of mailing of the relevant notice of redemption and (b) if Debt Securities of the series are issuable only as Bearer Securities, the day of the first publication of the relevant notice of redemption or, if Debt Securities of the series are also issuable as Registered Securities and there is no publication, the day of mailing of the relevant notice of redemption; (ii) register the transfer of or exchange any Registered Security, or portion thereof, called for redemption, except the unredeemed portion of any Registered Security being redeemed in part; or (iii) exchange any Bearer Security called for redemption, except to exchange such Bearer Security for a Registered Security of that series and like tenor which is simultaneously surrendered for redemption.

     For a discussion of restrictions on the exchange, registration and transfer of Global Securities, see "-- Global Securities".

PAYMENT AND PAYING AGENTS

     Unless otherwise provided in the Prospectus Supplement, payment of principal of (and premium, if any) and interest, if any, on Bearer Securities will be payable in U.S. dollars, subject to any applicable laws and regulations, at the offices of such Paying Agents outside the United States as the Company may designate from time to time, and payment of interest on Bearer Securities with coupons appertaining thereto on any Interest Payment Date will be made only against surrender of the coupon relating to such Interest Payment Date. No payment of interest on a Bearer Security will be made unless, on the earlier of the date of the first such payment by the Company or the delivery by the Company of the Bearer Security in definitive form, a written certificate in the form required by the Indenture is provided to the Trustee stating that on such date the Bearer Security is owned by (i) a person that is not a United States person,
(ii) a United States person that (a) is a foreign branch of a United States financial institution purchasing for its own account or for resale or (b) acquired and holds the Bearer Security through the foreign branch of a United States financial institution (and, in the case of either (a) or (b), such financial institution agrees to comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations thereunder) or (iii) a financial institution purchasing for resale during the restricted period (as defined under "-- Global Securities -- Temporary and Definitive Global Securities") and, in any case, if any such owner is a financial institution, such financial institution has not acquired the Bearer Security for purposes of resale to United States persons or to persons within the United States (as defined under "-- Limitations on Issuance of Bearer Securities"). Presentation of coupons for payment or other demands for payment of Bearer Securities must be made outside the United States, and no payment with respect to any Bearer Security will be made at any office or agency of the Company in the United States or by check mailed to any address in the United States or by transfer to an account maintained with a bank located in the United States. Notwithstanding the foregoing, payments of principal of (and premium, if any) and interest, if any, on Bearer Securities will be made at the office of the Company's Paying Agent in The City of New York, if (but only if)
(i) despite the appointment of Paying Agents outside the United States, payment of the full amount thereof at the offices of all such Paying Agents is illegal or effectively precluded by exchange controls or other similar restrictions,
(ii) such payment is then permitted by applicable laws and (iii) in appointing a Paying Agent in The City of New York, the Company would not suffer any fiscal or other sanction under applicable laws as a result of such appointment or of any payment being made through such Paying Agent.

     Unless otherwise provided in the Prospectus Supplement, payment of principal of (and premium, if any) and interest, if any, on Registered Securities will be made in U.S. dollars at the office of such Paying Agent or Paying Agents as the Company may designate from time to time, except that at the option of the Company payment of any interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register. Unless otherwise provided in the Prospectus Supplement, payment of any installment of interest on Registered Securities will be made to the Person in whose name such Registered Security is registered at the close of business on the Regular Record Date for such interest.

     Unless otherwise provided in the Prospectus Supplement, the Corporate Trust Office of each Trustee in The City of New York will be designated as the Company's sole Paying Agent for payments with respect to Offered Securities that are issuable solely as Registered Securities and as the Company's Paying Agent in The City of New York for payments with respect to Offered Securities (subject to the limitations described above in the case of Bearer Securities) that are issuable solely as Bearer Securities or as both Registered Securities and Bearer Securities. Any Paying Agents outside the United States and any other Paying Agents in the United States initially designated by the Company for the Offered Securities will be named in the Prospectus Supplement. The Company may at any time designate additional Paying Agents or rescind the designation of any Paying Agent or approve a change in the office through which any Paying Agent acts, except that, if Debt Securities of a series are issuable solely as Registered Securities, the Company will be required to maintain a Paying Agent in each Place of Payment for such series and, if Debt Securities of a series are issuable as Bearer Securities, the Company will be required to maintain (i) a Paying Agent in The City of New York for payments with respect to any Registered Securities of the series (and for payments with respect to Bearer Securities of the series in the circumstances described above, but not otherwise), and (ii) a Paying Agent in a Place of Payment located outside the United States where Debt Securities of such series and any coupons appertaining thereto may be presented and surrendered for payment; provided that if the Debt Securities of such series are listed on The International Stock Exchange of the United Kingdom and the Republic of Ireland Limited or the Luxembourg Stock Exchange or any other stock exchange located outside the United States and such stock exchange shall so require, the Company will maintain a Paying Agent in London or Luxembourg or any other required city located outside the United States, as the case may be, for the Debt Securities of such series.

     All moneys paid by the Company to a Paying Agent for the payment of principal of (and premium, if any) or interest, if any, on any Debt Security or coupon that remain unclaimed at the end of two years after such principal, premium or interest shall have become due and payable will be repaid to the Company and the Holder of such Debt Security or coupon will thereafter look only to the Company for payment thereof.

GLOBAL SECURITIES

     The Debt Securities of a series may be issued in whole or in part as one or more Global Securities that will be deposited with, or on behalf of, a depositary located in the United States (a "U.S. Depositary") or a common depositary located outside the United States (a "Common Depositary") identified in the Prospectus Supplement relating to such series. Global Securities may be issued in either registered or bearer form, and in either temporary or definitive form.

     The specific terms of the depositary arrangement with respect to any Debt Securities of a series will be described in the Prospectus Supplement relating to such series. The Company anticipates that the following provisions will apply to all depositary arrangements with a U.S. Depositary or Common Depositary.

  Book-Entry Securities

     Unless otherwise specified in the Prospectus Supplement, Debt Securities which are to be represented by a Global Security to be deposited with or on behalf of a U.S. Depositary will be represented by a Global Security registered in the name of such depositary or its nominee. Upon the issuance of a Global Security in registered form, the U.S. Depositary for such Global Security will credit, on its book-entry registration and transfer system, the respective principal amounts of the Debt Securities represented by such Global Security to the accounts of institutions that have accounts with such depositary or its nominee ("participants"). The accounts to be credited shall be designated by the underwriters or agents of such Debt Securities or by the Company, if such Debt Securities are offered and sold directly by the Company. Ownership of beneficial interests in such Global Securities will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in such Global Securities will be shown on, and the transfer of that ownership will be effected only through, records maintained by the U.S. Depositary or its nominee for such Global Security or by participants or persons that hold through participants. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a Global Security.

     So long as the U.S. Depositary for a Global Security in registered form, or its nominee, is the registered owner of such Global Security, such depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Debt Securities represented by such Global Security for all purposes under the Indenture governing such Debt Securities. Except as set forth below, owners of beneficial interests in such Global Securities will not be entitled to have Debt Securities of the series represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of Debt Securities of such series in definitive form and will not be considered the owners or holders thereof under the Indenture including, without limitation, for purposes of consenting to any amendment thereof or supplement thereto.

     Payment of principal of (and premium, if any) and interest, if any, on Debt Securities registered in the name of or held by a U.S. Depositary or its nominee will be made to the U.S. Depositary or its nominee, as the case may be, as the registered owner or the holder of the Global Security representing such Debt Securities. None of the Company, the Trustee, any Paying Agent or the Security Registrar for such Debt Securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Security for such Debt Securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     The Company expects that the U.S. Depositary for Debt Securities of a series, upon receipt of any payment of principal of (and premium, if any) or interest on permanent Global Securities, will credit participants' accounts on the date such payment is payable in accordance with their respective beneficial interests in the principal amount of such Global Securities as shown on the records of such Depositary. The Company also expects that payments by participants to owners of beneficial interests in such Global Security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name", and will be the responsibility of such participants.

     Unless and until it is exchanged in whole for Debt Securities in definitive form, a Global Security may not be transferred except as a whole by the U.S. Depositary for such Global Security to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor of such Depositary or a nominee of such successor. If a U.S. Depositary for Debt Securities in registered form is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by the Company within ninety days, the Company will issue Debt Securities in definitive registered form in exchange for the Global Security or Securities representing such Debt Securities. In addition, the Company may at any time and in its sole discretion determine not to have any Debt Securities in registered form represented by one or more Global Securities and, in such event, will issue Debt Securities in definitive registered form in exchange for the Global Security or Securities representing such Debt Securities. In any such instance, an owner of a beneficial interest in a Global Security will be entitled to physical delivery in definitive form of Debt Securities of the series represented by such Global Security equal in principal amount to such beneficial interest and to have such Debt Securities registered in the name of the owner of such beneficial interest.

  Temporary and Definitive Global Securities

     If so specified in the Prospectus Supplement, all or any portion of the Debt Securities of a series that are issuable as Bearer Securities initially will be represented by one or more temporary Global Securities, without interest coupons, to be deposited with a Common Depositary in London for Morgan Guaranty Trust Company of New York, Brussels Office, as operator of the Euro-clear System ("Euro-clear") and CEDEL S.A. ("CEDEL") for credit to the respective accounts of the beneficial owners of such Debt Securities (or to such other accounts as they may direct). On and after the exchange date determined as provided in any such temporary Global Security and described in the Prospectus Supplement, each such temporary Global Security will be exchangeable for definitive Debt Securities in bearer form, registered form, definitive global bearer form or any combination thereof, as specified in the Prospectus Supplement, upon written certification (as described under "-- Payment and Paying Agents") of non-United States beneficial ownership. No Bearer Security delivered in exchange for a portion of a temporary Global Security shall be mailed or otherwise delivered to any location in the United States.

     Unless otherwise provided in the Prospectus Supplement, interest in respect of any portion of a temporary Global Security payable in respect of an Interest Payment Date occurring prior to the issuance of definitive Debt Securities will be paid to each of Euro-clear and CEDEL with respect to the portion of the temporary Global Security held for its account upon delivery to the Trustee of a certificate of non-United States beneficial ownership signed by Euro-clear or CEDEL, as the case may be, in the form required by the applicable Indenture dated no earlier than such Interest Payment Date.

     If any Debt Securities of a series are issuable in definitive global bearer form, the Prospectus Supplement will describe the circumstances, if any, under which beneficial owners of interests in any such definitive Global Security may exchange such interests for Debt Securities of such series and of like tenor and principal amount in any authorized form and denomination. No Bearer Security delivered in exchange for a portion of a definitive Global Security shall be mailed or otherwise delivered to any location in the United States in connection with such exchange. A Person having a beneficial interest in a definitive Global Security, except with respect to payment of principal of (and premium, if any) and interest, if any, on such definitive Global Security, will be treated as a Holder of such principal amount of Outstanding Debt Securities represented by such definitive Global Security as shall be specified in a written statement of the Holder of such definitive Global Security or, in the case of a definitive Global Security in bearer form, of Euro-clear or CEDEL which is produced to the Trustee by such Person. Principal of (and premium, if any) and interest, if any, on a definitive Global Security will be payable in the manner described in the Prospectus Supplement.

     In connection with the sale of a Bearer Security during the "restricted period," as defined in Section 1.163-5(c)(2)(i)(D)(7) of the United States Treasury regulations (generally, the first 40 days after the closing date and, with respect to unsold allotments, until sold), no Bearer Security (including a definitive Bearer Security in global form) shall be mailed or otherwise delivered to any location in the United States and a Bearer Security sold during the restricted period may be delivered only if the person entitled to receive such Bearer Security (including a definitive Bearer Security in global form) furnishes written certification (as described under "-- Payment and Paying Agents") of non-United States beneficial ownership. See "-- Limitations on Issuance of Bearer Securities".

LIMITATIONS ON ISSUANCE OF BEARER SECURITIES

     Generally, in compliance with United States federal tax laws and regulations, Bearer Securities may not be offered or sold during the restricted period (as defined under "-- Global Securities -- Temporary and Definitive Global Securities") or delivered in connection with their sale during the restricted period in the United States or to United States persons (each as defined below) other than foreign branches of United States financial institutions that agree in writing to comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Code or that purchase for resale during the restricted period only to non-United States persons outside the United States. Any underwriters, agents and dealers participating in the offering of Debt Securities must agree that they will not offer or sell any Bearer Securities in the United States or to United States persons (other than the financial institutions described above) or deliver Bearer Securities within the United States.

     Bearer Securities and their interest coupons will bear a legend substantially to the following effect: "Any United States person who holds this obligation will be subject to limitations under the United States income tax laws, including the limitations provided in Sections 165(j) and 1287(a) of the Internal Revenue Code". The Code Sections referred to in the legend provide that, with certain exceptions, a United States person holding a Bearer Security or coupon will not be permitted to deduct any loss, and will not be eligible for capital gain treatment with respect to any gain, realized on a sale, exchange or redemption of such Bearer Security or coupon.

     As used in this Prospectus, "United States person" means (i) an individual citizen or resident of the United States, (ii) a corporation or partnership organized in or under the laws of the United States or any state thereof or the District of Columbia, (iii) an estate or trust the income of which is subject to United States federal income taxation regardless of its source or (iv) a trust the administration of which is subject to the primary supervision of a court within the United States and for which one or more United States fiduciaries have the authority to control all substantial decisions, and the term "United States" means the

United States of America (including the States and the District of Columbia), its territories, its possessions, the Commonwealth of Puerto Rico and other areas subject to its jurisdiction.

ABSENCE OF RESTRICTIVE COVENANTS

     The Company is not restricted by either of the Indentures from paying dividends or from incurring, assuming or becoming liable for any type of debt or other obligations or from creating liens on its property for any purpose. Neither of the Indentures requires the maintenance of any financial ratios or specified levels of net worth or liquidity. Neither of the Indentures contains provisions which afford holders of the Debt Securities protection in the event of a highly leveraged transaction involving the Company.

MERGER AND CONSOLIDATION

     Each Indenture provides that the Company, without the consent of the Holders of any of the Outstanding Debt Securities, may consolidate with or merge into any other corporation or transfer or lease its properties and assets substantially as an entirety to any Person or may permit any corporation to merge into the Company, provided that: (i) the successor is a corporation organized under the laws of any domestic jurisdiction; (ii) the successor, if other than the Company, assumes the Company's obligations under such Indenture and the Debt Securities issued thereunder; (iii) immediately after giving effect to such transaction, no Event of Default and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing; and (iv) certain other conditions are met.

     Each Indenture provides that, upon any consolidation or merger or transfer or lease of the properties and assets of the Company substantially as an entirety in accordance with the preceding paragraph, the successor corporation formed by such consolidation or into which the Company is merged or to which such transfer or lease is made shall be substituted for the Company with the same effect as if such successor corporation had been named as the Company. Thereafter, the Company shall be relieved of the performance and observance of all obligations and covenants of such Indenture and the Senior Debt Securities or Subordinated Debt Securities, as the case may be, including but not limited to the obligation to make payment of the principal of (and premium, if any) and interest, if any, on all the Debt Securities then outstanding, and the Company may thereupon or any time thereafter be liquidated and dissolved.

SATISFACTION AND DISCHARGE

     Unless the Prospectus Supplement provides otherwise, the Company will be discharged from its obligations under the Outstanding Debt Securities of a series upon satisfaction of the following conditions: (a) the Company has irrevocably deposited with the Trustee either (i) money in an amount as will, or
(ii) U.S. Government Obligations as will, together with the predetermined and certain income to accrue thereon without consideration of any reinvestment thereof, or (iii) a combination of (i) and (ii) as will (in a written opinion with respect to (ii) or (iii) of independent public accountants delivered to the Trustee), be sufficient to pay and discharge the entire principal of (and premium, if any), and interest, if any, to Stated Maturity or any redemption date on, the Outstanding Debt Securities of such series; (b) the Company has paid or caused to be paid all other sums payable with respect to the Outstanding Debt Securities of such series; (c) the Trustee has received an Officers' Certificate and an Opinion of Counsel each stating that all conditions precedent have been complied with; and (d) the Trustee has received (i) a ruling directed to the Company and the Trustee from the United States Internal Revenue Service to the effect that the Holders of the Debt Securities of such series will not recognize income, gain or loss for Federal income tax purposes as a result of the Company's exercise of its option to discharge its obligations under the Indenture with respect to such series and will be subject to Federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and discharge had not occurred, (ii) an opinion of tax counsel to the same effect as the ruling described in clause (i) above and based upon a change in law, or (iii) an instrument, in form reasonably satisfactory to the Trustee, wherein the Company, notwithstanding such deposit and discharge, pursuant to the relevant Indenture, of its indebtedness in respect of Debt Securities of any series, or any portion of the principal amount thereof, shall assume the obligation (which shall be absolute and unconditional) to irrevocably deposit with the Trustee such additional sums of money, if any, or additional U.S. Government Obligations (meeting the requirements of such Indenture), if any, or any combination thereof, at such time or times, as shall be necessary, together with the money and/or U.S. Government Obligations theretofore so deposited, to pay when due the principal of and premium, if any, and interest due and to become due on such Debt Securities or portions thereof; provided, however, that such instrument may state that the obligation of the Company to make additional deposits as aforesaid shall be subject to the delivery to the Company by the Trustee of a notice asserting the deficiency accompanied by an opinion of an independent public accountant of nationally recognized standing, selected by the Trustee, showing the calculation thereof. Upon such discharge, the Company will be deemed to have satisfied all the obligations under the Indenture, except for obligations with respect to registration of transfer and exchange of the Debt Securities of such series, and the rights of the Holders to receive from deposited funds payment of the principal of (and premium, if any) and interest, if any, on the Debt Securities of such series.

MODIFICATION OF THE INDENTURES

     Each Indenture provides that the Company and the Trustee thereunder may, without the consent of any Holders of Debt Securities, enter into supplemental indentures for the purposes, among other things, of adding to the Company's covenants, adding any additional Events of Default, establishing the form or terms of Debt Securities or curing ambiguities or inconsistencies in such Indenture or making other provisions; provided such action shall not adversely affect the interests of the Holders of any series of Debt Securities in any material respect.

     Each Indenture contains provisions permitting the Company, with the consent of the Holders of not less than a majority in principal amount of the Outstanding Debt Securities of all affected series (acting as one class), to execute supplemental indentures adding any provisions to or changing or eliminating any of the provisions of such Indenture or modifying the rights of the Holders of the Debt Securities of such series, except that no such supplemental indenture may, without the consent of the Holders of all the Outstanding Debt Securities affected thereby, among other things: (i) change the maturity of the principal of, or any installment of principal of or interest on, any of the Debt Securities; (ii) reduce the principal amount thereof (or any premium thereon) or the rate of interest, if any, thereon; (iii) reduce the amount of the principal of Original Issue Discount Securities payable on any acceleration of maturity; (iv) change any obligation of the Company to maintain an office or agency in the places and for the purposes required by such Indenture; (v) impair the right to institute suit for the enforcement of any such payment on or after the applicable maturity date; (vi) reduce the percentage in principal amount of the Outstanding Debt Securities of any series, the consent of the Holders of which is required for any such supplemental indenture or for any waiver of compliance with certain provisions of, or of certain defaults under, such Indenture; or (vii) with certain exceptions, to modify the provisions for the waiver of certain defaults and any of the foregoing provisions.

EVENTS OF DEFAULT

     An Event of Default in respect of any series of Debt Securities (unless it is either inapplicable to a particular series or has been modified or deleted with respect to any particular series) is defined in each Indenture to be: (i) a default for 30 days in the payment when due of any interest on such series of Debt Securities; (ii) a default in the payment of principal of (and premium, if any, on) such series of Debt Securities, whether payable at maturity, by call for redemption, pursuant to any sinking fund or otherwise; (iii) a default for 90 days after a notice of default with respect to the performance of any other covenant in such Indenture (other than a covenant included in such Indenture solely for the benefit of a series of Debt Securities other than that series);
(iv) certain events of bankruptcy, insolvency or reorganization; (v) an event of default under any mortgage, indenture (including such Indenture) or other instrument under which any Debt shall be outstanding which default shall have resulted in the acceleration of such Debt in excess of $25,000,000 in aggregate principal amount (except that such amount shall be $20,000,000 in respect of a default on Debt Securities of another series) and such acceleration shall not have been rescinded or such Debt discharged within a period of 30 days after notice; and (vi) any other event of default provided for such series of Debt Securities.

     Each Indenture provides that if an Event of Default specified therein in respect of any series of Outstanding Debt Securities issued under such Indenture shall have happened and be continuing, either the Trustee thereunder or the Holders of not less than 25% in principal amount of the Outstanding Debt Securities of such series may declare the principal (or, if such Debt Securities are Original Issue Discount Securities, such portion of the principal amount as may be specified by the terms of such Debt Securities) of all of the Outstanding Debt Securities of such series to be immediately due and payable.

     Each Indenture provides that the Holders of not less than a majority in principal amount of the Outstanding Debt Securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee thereunder, or exercising any trust or power conferred on such Trustee, with respect to the Debt Securities of such series; provided that (i) such direction shall not be in conflict with any rule of law or with the Indenture, (ii) the Trustee may take any other action deemed proper that is not inconsistent with such direction and (iii) the Trustee shall not determine that the action so directed would be unjustly prejudicial to the Holders of Debt Securities of such series not taking part in such direction.

     Each Indenture provides that the Holders of not less than a majority in principal amount of the Outstanding Debt Securities of any series may on behalf of the Holders of all of the Outstanding Debt Securities of such series waive any past default under the applicable Indenture with respect to such series and its consequences, except a default (i) in the payment of the principal of (or premium, if any) or interest, if any, on any of the Debt Securities of such series or (ii) in respect of a covenant or provision of such Indenture which, under the terms of such Indenture, cannot be modified or amended without the consent of the Holders of all of the Outstanding Debt Securities of such series affected thereby.

     Each Indenture contains provisions entitling the Trustee thereunder, subject to the duty of such Trustee during an Event of Default in respect of any series of Debt Securities to act with the required standard of care, to be indemnified by the Holders of the Debt Securities of such series before proceeding to exercise any right or power under such Indenture at the request of the Holders of the Debt Securities of such series.

     Each Indenture provides that the Trustee thereunder will, within 90 days after the occurrence of a default in respect of any series of Debt Securities, give to the Holders of the Debt Securities of such series notice of all uncured and unwaived defaults known to it; provided, however, that, except in the case of a default in the payment of the principal of (or premium, if any) or any interest on, or any sinking fund installment with respect to, any of the Debt Securities of such series, such Trustee will be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interests of the Holders of the Debt Securities of such series; and provided, further, that such notice shall not be given until at least 30 days after the occurrence of an Event of Default regarding the performance of any covenant of the Company under such Indenture other than for the payment of the principal of (or premium, if any) or any interest on, or any sinking fund installment with respect to, any of the Debt Securities of such series. The term default for the purpose of this provision only means any event that is, or after notice or lapse of time, or both, would become, an Event of Default with respect to the Debt Securities of such series.

     The Company will be required to furnish annually to each Trustee a certificate as to compliance with all conditions and covenants under each of the Indentures.

MEETINGS

     Each Indenture contains provisions for convening meetings of the Holders of Debt Securities of a series if Debt Securities of that series are issuable as Bearer Securities. A meeting may be called at any time by the Trustee under the applicable Indenture, and also, upon request, by the Company or the Holders of at least 10% in principal amount of the Outstanding Debt Securities of such series, in any such case upon notice given in accordance with "-- Notices" below. Persons entitled to vote a majority in principal amount of the Outstanding Debt Securities of a series shall constitute a quorum at a meeting of Holders of Debt Securities of such series, except that in the absence of a quorum, a meeting called by the Company or the Trustee shall be adjourned for a period of not less than 10 days, and in the absence of a quorum at any such adjourned meeting, the meeting shall be further adjourned for a period of not less than 10 days, at which further adjourned meeting persons entitled to vote 25% in aggregate principal amount of the Outstanding Debt Securities of such series shall constitute a quorum. Except for any consent which must be given by the Holder of each Outstanding Debt Security affected thereby, as described above under "-- Modification of the Indentures", and subject to the provisions described in the last sentence under this subheading, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum is present may be adopted by the affirmative vote of the lesser of (i) the Holders of a majority in principal amount of the Outstanding Debt Securities of that series and (ii) 66 2/3% in aggregate principal amount of Outstanding Debt Securities of such series represented and voting at the meeting; provided, however, that any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action which may be made, given or taken by the Holders of a specified percentage, which is less than a majority, in principal amount of Outstanding Debt Securities of a series may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the lesser of (i) the Holders of such specified percentage in principal amount of the Outstanding Debt Securities of that series and (ii) a majority in principal amount of Outstanding Debt Securities of such series represented and voting at the meeting. Any resolution passed or decision taken at any meeting of Holders of Debt Securities of any series duly held in accordance with the applicable Indenture will be binding on all Holders of Debt Securities of that series and the related coupons. With respect to any consent, waiver or other action which the applicable Indenture expressly provides may be given by the Holders of a specified percentage of Outstanding Debt Securities of all series affected thereby (acting as one class), only the principal amount of Outstanding Debt Securities of any series represented at a meeting or adjourned meeting duly reconvened at which a quorum is present as aforesaid and voting in favor of such action shall be counted for purposes of calculating the aggregate principal amount of Outstanding Debt Securities of all series affected thereby favoring such action.

NOTICES

     Except as otherwise provided in each Indenture, notices to Holders of Bearer Securities will be given by publication at least once in a daily newspaper in The City of New York and London and in such other city or cities as may be specified in such Bearer Securities and will be mailed to such Persons whose names and addresses were previously filed with the Trustee under the applicable Indenture, within the time prescribed for the giving of such notice. Notices to Holders of Registered Securities will be given by mail to the addresses of such Holders as they appear in the Security Register.

TITLE

     Title to any Bearer Securities and any coupons appertaining thereto will pass by delivery. The Company, the appropriate Trustee and any agent of the Company or such Trustee may treat the bearer of any Bearer Security and the bearer of any coupon and the registered owner of any Registered Security (including Registered Securities in global registered form) as the absolute owner thereof (whether or not such Debt Security or coupon shall be overdue and notwithstanding any notice to the contrary) for the purpose of making payment and for all other purposes.

REGARDING THE TRUSTEES

  Senior Trustee

     The Company has a credit facility with the Senior Trustee.

  Subordinated Trustee

     The Company has a credit facility with the Subordinated Trustee.

                              PLAN OF DISTRIBUTION

     The Company may sell all or part of the Debt Securities to or through one or more underwriters for public offering and sale by them, and also may sell Debt Securities directly to investors or through one or more agents.

     Any particular series of Debt Securities may be acquired by such underwriter(s) for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. In connection with the sale of Debt Securities, underwriters, dealers and agents may receive compensation from the Company or from purchasers of Debt Securities in the form of discounts, concessions or commissions. Underwriters, dealers and agents who participate in the distribution of Debt Securities may be deemed to be underwriters, and any discounts or commissions received by them from the Company and any profit on the resale of Debt Securities by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended. Any such underwriter, dealer or agent will be identified, and any such compensation received from the Company will be described, in the Prospectus Supplement. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

     Under agreements which may be entered into by the Company, underwriters, dealers and agents who participate in the distribution of Debt Securities may be entitled to indemnification by the Company against certain liabilities, including certain liabilities under the Securities Act of 1933, as amended.

                                 LEGAL OPINIONS

     The legality of the Debt Securities will be passed upon for the Company by Winthrop, Stimson, Putnam & Roberts, New York, New York. Certain legal matters in connection with the Debt Securities will be passed upon for any underwriters or agents by Simpson Thacher & Bartlett (a partnership which includes professional corporations), New York, New York.

                                    EXPERTS

     The financial statements incorporated in this Prospectus by reference to the Company's Annual Report on Form 10-K for the year ended December 31, 1996 and the other audited financial statements incorporated in this Prospectus by reference to the Company's Current Report on Form 8-K/A dated December 31, 1996 (filed on March 14, 1997) have been so incorporated in reliance on the reports of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The estimated expenses to be paid by the Company in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions, are as follows:

        SEC Registration Fee...........................................    $  242,425
        Legal Fees and Expenses........................................       310,000
        Accounting Fees and Expenses...................................       150,000
        Printing Fees and Expenses.....................................        90,000
        Cost of Preparation of Securities..............................         4,000
        Fees and Expenses of Trustees..................................        41,000
        Blue Sky Fees and Expenses.....................................        40,000
        Rating Agency Fees.............................................       280,000
        Miscellaneous..................................................        17,575
                                                                           ----------
                  Total................................................    $1,175,000
                                                                            =========

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of Title 8 of the Delaware Code gives a corporation power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The same Section also gives a corporation power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for their expenses which the Court of Chancery or such other court shall deem proper. Also, the Section states that, to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any such action, suit or proceeding, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

     The By-Laws of the Company provide that the Company shall indemnify the officers and directors of the Company to the extent permitted by the General Corporation Law of the State of Delaware.

     The officers and directors of the Company are included under an insurance policy covering its liabilities and expenses and those of its subsidiaries which might arise in connection with the lawful indemnification of its directors and officers and those of its subsidiaries for certain of their liabilities and expenses and also covering these officers and directors against certain other liabilities and expenses.

ITEM 16.  EXHIBITS.

  EXHIBIT
  NUMBER                                            EXHIBITS
-----------      -------------------------------------------------------------------------------
(1)(a)       --  Form of Underwriting Agreement.
(1)(b)       --  Form of Agency Agreement.
(4)          --  Forms of Debt Securities*:
(4)(a)       --  General Form of Senior Debt Security (incorporated by reference to Exhibit 4(a)
                 to the Company's Registration Statement on Form S-3 (No. 33-36699) (the "1990
                 Registration Statement")).
(4)(b)       --  Form of Fixed Rate Registered Medium-Term Note (for offerings within the United
                 States) (incorporated by reference to Exhibit 4(b) to the 1990 Registration
                 Statement).
(4)(c)       --  Form of Floating Rate Registered Medium-Term Note (for offerings within the
                 United States) (incorporated by reference to Exhibit 4(c) to the 1990
                 Registration Statement).
(4)(d)       --  Form of Global Fixed Rate Note in connection with Book-Entry Securities
                 (incorporated by reference to Exhibit 4(d) to the 1990 Registration Statement).
(4)(e)       --  Form of Global Floating Rate Note in connection with Book-Entry Securities
                 (incorporated by reference to Exhibit 4(e) to the 1990 Registration Statement).
(4)(f)       --  General Form of Subordinated Debt Security (incorporated by reference to
                 Exhibit 4(f) to the 1990 Registration Statement).
(4)(g)       --  Form of Indenture between the Company and First Union National Bank, as Senior
                 Trustee.
(4)(h)       --  Form of Indenture between the Company and First Union National Bank, as
                 Subordinated Trustee.
(4)(i)       --  Form of the Company's Standard Multiple-Series Indenture Provisions.
(5)          --  Opinion of Winthrop, Stimson, Putnam & Roberts as to the legality of the securities being registered.
(12)         --  Statement re: computation of ratios.
(23)(a)      --  Consent of Price Waterhouse LLP.
(23)(b)      --  Consent of Winthrop, Stimson, Putnam & Roberts (contained in Exhibit 5).
(24)         --  Powers of attorney (see page II-4).
(25)(a)      --  Statement of eligibility of Senior Trustee.
(25)(b)      --  Statement of eligibility of Subordinated Trustee.

------------

 * In the event that the Company issues a form of Debt Security not filed as an exhibit to this Registration Statement, the Company will file such form of Debt Security in a Current Report on Form 8-K.

ITEM 17.  UNDERTAKINGS.

     The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act"), unless the information required to be included in such post-effective amendment is contained in a periodic report filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") and incorporated herein by reference;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement, unless the information required to be included in such post-effective amendment is contained in a periodic report filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act and incorporated herein by reference. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to
     Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                               POWER OF ATTORNEY

     Each director and/or officer of the Registrant whose signature appears below hereby constitutes and appoints Stephen F. Adams and James A. Bare, and each of them severally, as his true and lawful attorney-in-fact to sign in his name and behalf, in any and all capacities stated below, and to file with the Commission, any and all amendments, including post-effective amendments, to this registration statement.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, including, by the time of effectiveness, the security rating for the securities registered required thereby, and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on this 12th day of June, 1997.


                                          ARISTAR, INC.


                                          By      /s/ MICHAEL M. PAPPAS

                                            ------------------------------------
                                                Michael M. Pappas, President

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.


                   SIGNATURE                                TITLE                    DATE

             /s/ MICHAEL M. PAPPAS                 President and Director          June 12, 1997
-----------------------------------------------     (Principal Executive
               Michael M. Pappas                          Officer)

               /s/ JAMES A. BARE                   Executive Vice President        June 12, 1997
-----------------------------------------------      and Chief Financial
                 James A. Bare                       Officer (Principal
                                                     Accounting Officer)

              /s/ CARL F. GEUTHER                         Director                 June 12, 1997
-----------------------------------------------
                Carl F. Geuther

             /s/ J. LANCE ERIKSON                         Director                 June 12, 1997
-----------------------------------------------
               J. Lance Erikson

               /s/ JOHN F. MAHER                          Director                 June 12, 1997
-----------------------------------------------
                 John F. Maher

          /s/ A. WILLIAM SCHENCK, III                     Director                 June 12, 1997
-----------------------------------------------
            A. William Schenck, III

                                 EXHIBIT INDEX

  EXHIBIT
  NUMBER                                          EXHIBITS                                   PAGE
-----------      --------------------------------------------------------------------------- -----
(1)(a)       --  Form of Underwriting Agreement.
(1)(b)       --  Form of Agency Agreement.
(4)          --  Forms of Debt Securities*:
(4)(a)       --  General Form of Senior Debt Security (incorporated by reference to Exhibit
                 4(a) to the Company's Registration Statement on Form S-3 (No. 33-36699)
                 (the "1990 Registration Statement")).
(4)(b)       --  Form of Fixed Rate Registered Medium-Term Note (for offerings within the
                 United States) (incorporated by reference to Exhibit 4(b) to the 1990
                 Registration Statement).
(4)(c)       --  Form of Floating Rate Registered Medium-Term Note (for offerings within the
                 United States) (incorporated by reference to Exhibit 4(c) to the 1990
                 Registration Statement).
(4)(d)       --  Form of Global Fixed Rate Note in connection with Book-Entry Securities
                 (incorporated by reference to Exhibit 4(d) to the 1990 Registration
                 Statement).
(4)(e)       --  Form of Global Floating Rate Note in connection with Book-Entry Securities
                 (incorporated by reference to Exhibit 4(e) to the 1990 Registration
                 Statement).
(4)(f)       --  General Form of Subordinated Debt Security (incorporated by reference to
                 Exhibit 4(f) to the 1990 Registration Statement).
(4)(g)       --  Form of Indenture between the Company and First Union National Bank, as
                 Senior Trustee.
(4)(h)       --  Form of Indenture between the Company and First Union National Bank, as
                 Subordinated Trustee.
(4)(i)       --  Form of the Company's Standard Multiple-Series Indenture Provisions.
(5)          --  Opinion of Winthrop, Stimson, Putnam & Roberts as to the legality of the securities being registered.
(12)         --  Statement re: computation of ratios.
(23)(a)      --  Consent of Price Waterhouse LLP.
(23)(b)      --  Consent of Winthrop, Stimson, Putnam & Roberts (contained in Exhibit 5).
(24)         --  Powers of attorney (see page II-4).
(25)(a)      --  Statement of eligibility of Senior Trustee.
(25)(b)      --  Statement of eligibility of Subordinated Trustee.

------------

 * In the event that the Company issues a form of Debt Security not filed as an exhibit to this Registration Statement, the Company will file such form of Debt Security in a Current Report on Form 8-K.